Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-264230

Prospectus Supplement (To prospectus dated April 26, 2022)
$16,274,617

Common Stock
This prospectus supplement relates to the issuance and sale of shares of our common stock from time to time through Johnson Rice & Company L.L.C. (the “sales agent”) in an aggregate price to the public of up to $16,274,617. These sales, if any, will be made pursuant to the terms of the Equity Distribution Agreement (the “sales agreement”), between us and the sales agent. Our common stock is listed on The NASDAQ Stock Market LLC (the “NASDAQ”) under the symbol “SLNG”. On December 15, 2022, the last reported sale price of our common stock on the NASDAQ was $5.50 per share.
Sales of shares of our common stock under this prospectus supplement, if any, may be made by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, or the Securities Act.
The aggregate compensation payable to the sales agent shall be equal to up to 3% of the gross sales price of the shares of common stock sold through the sales agent pursuant to the sales agreement. In connection with the sale of shares of common stock on our behalf, the sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the sales agent will be deemed to be underwriting commissions or discounts.
Subject to the terms and conditions of the sales agreement, the sales agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf any shares to be offered by us under the sales agreement. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
We have also agreed to provide indemnification and contribution to the sales agent with respect to certain liabilities, including liabilities under the Securities Act.
The aggregate market value of our outstanding common stock held by non-affiliates, or our public float, was $16,274,617 as calculated in accordance with General Instruction I.B.6 of Form S-3, based on the $10.29 closing price on October 17, 2022 and 4,749,536 shares of outstanding common stock held by non-affiliates on November 1, 2022. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities relying on that instruction with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000, as measured in accordance with General Instruction I.B.6. of Form S-3 (the “Baby Shelf Limitation”). We have not offered any securities offered pursuant to General Instruction I.B.6. during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and page 2 of the accompanying prospectus, as well as other risk factors incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is December 16, 2022

Johnson Rice & Company L.L.C.

PROSPECTUS SUPPLEMENT

PROSPECTUS

Neither we nor the sales agent have authorized anyone to provide you with information different from that contained in this prospectus supplement, the accompanying prospectus, or any applicable free writing prospectus. We and the sales agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus supplement, the accompanying prospectus, and any such free writing prospectus is accurate only as of the date of this prospectus supplement, the accompanying prospectus, and any such free writing prospectus, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any such free writing prospectus, or of any sale of our common stock. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted.
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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the SEC using a “shelf” registration process. We provide information to you about the issuances and sales of the common stock offered hereby in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding the issuances and sales of the common stock offered hereby and (2) the accompanying base prospectus, which provides general information regarding us, our securities, and other information, some of which may not apply to the issuances and sales of the common stock offered hereby. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in a document incorporated by reference in this prospectus supplement having a later date, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier date.
You should read this prospectus supplement, together with the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectus that we have authorized for use in connection with the issuances and sales of the common stock offered hereby before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement and the accompanying base prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.”
We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying base prospectus or in any free writing prospectus that we have authorized for use in connection with the issuances and sales of the common stock offered hereby. We and the sales agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
We are not making an offer to sell nor a solicitation of an offer to buy our common stock in any jurisdiction in which an offer or solicitation is not permitted or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
The information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement, and in any free writing prospectus that we have authorized for use in connection with the issuances and sales of the common stock offered hereby is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus supplement. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, in the accompanying base prospectus or in any free writing prospectus that we have authorized for use in connection with the issuances and sales of the common stock offered hereby, is accurate as of any date other than the respective dates thereof.
Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “Stabilis,” “Stabilis Solutions,” “Company,” “we,” “us,” or “our” are to Stabilis Solutions, Inc. and, as applicable, its subsidiaries.
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WHERE YOU CAN FIND MORE INFORMATION
The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 10, 2022;
•our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May 5, 2022, August 11, 2022, and November 3, 2022, respectively;
•our Current Reports on Form 8-K filed with the SEC on June 21, 2022 and August 17, 2022; and
•the description of our common stock contained in our registration statement on Form S-3, filed with the SEC on April 11, 2022, as amended by our Form S-3/A filed with the SEC on April 20, 2022.
In addition, all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information “furnished” pursuant to Item 2.02 or Item 7.01 with the SEC on any Current Report on Form 8-K and other portions of documents that are “furnished,” but not “filed,” pursuant to applicable rules promulgated by the SEC, unless otherwise noted), prior to the completion or termination of the applicable offering under this prospectus and the related prospectus supplement, shall be deemed to be incorporated by reference into this prospectus.
We file annual, quarterly and other reports and other information with the SEC (File No. 1-40364). The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may inspect a copy of the registration statement through the SEC’s website. We make available free of charge on or through our Internet website,  www.stabilis-solutions.com, our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our Internet website is not a part of this prospectus and is not incorporated by reference into this prospectus (unless specifically incorporated by reference into this prospectus as described above).
You may obtain any of the documents incorporated by reference into this prospectus from the SEC through the SEC’s website at the address provided above. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that is incorporated by reference into this prospectus (excluding any exhibit to those documents, unless the exhibit is specifically incorporated by reference into such documents), at no cost, by visiting our Internet website at www.stabilis-solutions.com, or by writing or calling us at the following address:
Stabilis Solution, Inc.
11750 Katy Freeway Suite 900
Attn: Corporate Secretary
Houston, TX 77079
832-456-6500
Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus supplement.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein contain forward-looking statements intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this prospectus and the documents incorporated by reference, regarding our strategy, future operations, financial position, capital expenditures, budget, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “budgeted,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.
Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the following risks and uncertainties:
•    failure to develop cost-effective logistics solutions;
•    failure to manage expanding operations in the projected time frame;
•    inability to develop infrastructure and other future projects in a timely and cost-effective manner;
•    inability to attract and retain personnel in a timely and cost-effective manner;
•    failure of investments in technology and machinery, such as liquefaction technology or LNG tank truck technology, to perform as expected;
•    increases in competition which could increase costs and undermine profits;
•    inability to source LNG in sufficient quantities and/or at economically attractive prices;
•    failure to anticipate and adapt to new trends in the energy sector in North America and elsewhere;
•    increases in operating costs, including the need for capital improvements, insurance premiums, general taxes, real estate taxes and utilities, affecting our profit margins;
•    inability to raise significant additional debt and equity capital in the future to implement our business strategy as well as to operate and expand our business;
•    general economic, political and business conditions in North America and in the other geographic areas we now operate and intend to operate in the future;
•    inflation, depreciation of the currencies of the countries in which we operate and fluctuations in interest rates;
•    failure to win new bids or contracts;
•    changes in regulatory, geopolitical, social, economic, tax or monetary policies and other factors;
•    failure to obtain approvals from governmental regulators and relevant local authorities for the construction and operation of potential future projects and other relevant approvals;
•    existing and future governmental laws and regulations; or
•    inability, or failure, of any customer or contract counterparty to perform their contractual obligations to us (for further discussion of counterparty risk, see “—Risks Related to Our Business—Our current ability to generate cash is substantially dependent upon the performance by customers under short-term contracts that we have entered into or will enter into in the near future, and we could be materially and adversely affected if any customer fails to perform its contractual
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obligations for any reason, including nonpayment and nonperformance, or if we fail to enter into such contracts at all” in our Annual Report on Form 10-K).
All forward-looking statements speak only as of the date they are made. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this report are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under in the section entitled “Risk Factors” beginning on page S-4 of this prospectus supplement, as well as the other documents that we incorporate by reference into this prospectus supplement and the accompanying base prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2021, and in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.
All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the foregoing. We undertake no obligation to publicly release the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events, except as required by law.
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SUMMARY
This summary highlights certain information contained elsewhere in this prospectus supplement, the accompanying base prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus supplement, the accompanying base prospectus and any related free writing prospectus carefully, including the information referred to in the section entitled “Risk Factors” beginning on page S-4 of this prospectus supplement, as well as the other documents that we incorporate by reference into this prospectus supplement and the accompanying base prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus supplement and the accompanying base prospectus is a part.
The Company
Stabilis Solutions, Inc. and its subsidiaries (the “Company”, “Stabilis”, “our”, “us” or “we”) is an energy transition company that provides turnkey clean energy production, storage, transportation and fueling solutions primarily using liquefied natural gas (“LNG”) to multiple end markets across North America. We provide LNG solutions to customers in diverse end markets, including aerospace, agriculture, energy, industrial, marine bunkering, mining, pipeline, remote clean power, and utility markets. LNG can be used to deliver natural gas to locations where pipeline service is not available, has been interrupted, or needs to be supplemented. Our customers use LNG as a partner fuel for renewable energy, and as a cleaner alternative to traditional fuel sources, such as distillate fuel oil (including diesel fuel and other fuel oils) and propane, among others, to provide both environmental and economic benefits. We believe that these alternative fuel markets are large and provide significant opportunities for LNG substitution.
We believe that LNG as well as other clean energy solutions will provide an important balance between environmental sustainability, security and accessibility, and economic viability when compared to both renewables and other traditional hydrocarbon-based fuels and will play a key role in the energy transition.
Our LNG operations generate revenue by selling and delivering LNG to our customers, renting cryogenic equipment and providing engineering and field support services. We sell our products and services separately or as a bundle depending on the customer’s needs. LNG pricing depends on market pricing for natural gas and competing fuel sources (such as diesel, fuel oil, and propane among others), as well as the customer’s purchased volume, contract duration and credit profile. Stabilis’ customers use LNG for fuel in their operations for multiple reasons, including lower and more stable fuel costs, reduced environmental emissions, and improved operating performance.
LNG Production and Sales—Stabilis builds and operates cryogenic natural gas processing facilities, called “liquefiers,” which convert natural gas into LNG through a purification and multiple stage cooling process. We currently own and operate a liquefier that can produce up to 100,000 LNG gallons per day in George West, Texas and a liquefier that can produce up to 30,000 LNG gallons per day in Port Allen, Louisiana, which was purchased on June 1, 2021. We also purchase LNG from third-party production sources which allows us to support customers in markets where we do not own liquefiers. We make the determination of LNG and transportation supply sources based on the cost of LNG, the transportation cost to deliver to regional customer locations, and the reliability of the supply source.
Transportation and Logistics Services—Stabilis offers our customers a “virtual natural gas pipeline” by providing turnkey LNG transportation and logistics services in North America. We deliver LNG to our customers’ work sites from both our own production facilities and our network of third-party production sources located throughout North America. We own a fleet of cryogenic trailers to transport and deliver LNG. We also outsource similar equipment and transportation services from qualified third-party providers as required to support our customer base.
Cryogenic Equipment Rental—Stabilis owns and operates a rental fleet of mobile LNG storage and vaporization assets, including: transportation trailers, electric and gas-fired vaporizers, ambient vaporizers, storage tanks, and mobile vehicle fuelers. We also own several stationary storage and regasification assets. We believe this is one of the largest fleets of small-scale LNG equipment in North America. Our fleet consists primarily of trailer-mounted mobile assets, making delivery to and between customer locations more efficient. We deploy these assets on job sites to provide our customers with the equipment required to transport, store, and consume LNG in their operations.
Engineering and Field Support Services—Stabilis has experience in the safe, cost effective, and reliable use of LNG in multiple customer applications. We have also developed many processes and procedures that we believe improve our customers’ use of LNG in their operations. Our engineers help our customers design and integrate LNG and hydrogen into their fueling operations and our field service technicians help our customers mobilize, commission and reliably operate on the job site.
Biofuels and Hydrogen—We believe that our technical expertise, production, transportation and storage asset capabilities are favorable for other alternative fuels, such as renewable natural gas, synthetic natural gas and hydrogen.
Additionally, we build power and control systems for the energy industry in China through our 40% interest in our Chinese joint venture, BOMAY Electric Industries, Inc (“BOMAY”).
Stabilis’ principal executive office is located at 11750 Katy Freeway, Suite 900, Houston, Texas 77079. Our telephone number is 832-456-6500 and our website address is www.stabilis-solutions.com.

The Offering

Issuer	Stabilis Solutions, Inc.
Common shares offered	Shares having an aggregate offering price of up to $16,274,617
Use of proceeds
We intend to use the net proceeds from the issuances and sales of common stock offered hereby for general corporate purposes, including, but not limited to, financing of capital expenditures, repayment or refinancing of outstanding debt, financing acquisitions or investments, financing other business opportunities, share repurchases, including from insider / affiliate shareholders and general working capital purposes. See “Use of Proceeds” on page S-6 of this prospectus supplement.

Risk factors
Investing in our common stock involves a high degree of risk.
Please see “Risk Factors” on page S-4 of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement or the accompanying base prospectus for a discussion of factors you should carefully consider before investing in our common stock.

NASDAQ symbol	Our common stock is listed on the NASDAQ Stock Market LLC under the symbol “SLNG”.

RISK FACTORS
Investing in our common stock involves a high degree of risk. In addition to the risk factors set forth below, you should carefully consider the risk factors set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, and other filings we make with the SEC, which are incorporated by reference in this prospectus supplement, and the other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus prior to making an investment in our common stock. If any of the described risks were actually to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Please read “Cautionary Statement Regarding Forward-Looking Statements.”
The risks described below and those risks described in documents incorporated by reference into this prospectus supplement are not the only ones facing the Company. Additional risks not presently known to us or that we currently deem immaterial individually or in the aggregate may also adversely affect our business operations.
Additional Risks Relating to this Offering and Our Common Stock
The actual number of shares of common stock we will issue under the sales agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the sales agreement and compliance with applicable law, including the Baby Shelf Limitation, we have the discretion to deliver an issuance notice to the sales agent at any time throughout the term of the sales agreement. The number of shares of common stock that are sold by the sales agent after delivering an issuance notice will fluctuate based on the market price of the shares of common stock during the sales period and limits we set with the sales agent. Because the price per share of each share of common stock sold will fluctuate based on the market price of our shares of common stock during the sales period, it is not possible at this stage to predict the number of shares of common stock that will be ultimately issued.
The shares of common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares of our common stock at different times will likely pay different prices.
Investors who purchase shares of our common stock in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares of common stock sold. Investors may experience a decline in the value of their shares of common stock as a result of sales of shares of common stock made at prices lower than the prices they paid. In addition, the sales agent will not engage in any transactions that stabilize the price of our common stock.
If securities analysts do not publish research or reports about our Company, or if they issue unfavorable commentary about us or our industry or downgrade the outlook of our common stock, the market price of our common stock could decline.
The trading market for our common stock will depend in part on the research and reports that third-party securities analysts publish about our Company and our industry. One or more analysts could downgrade the outlook for our common stock or issue other negative commentary about our Company or our industry. Furthermore, if one or more of these analysts cease coverage of our Company, we could lose visibility in the market. As a result of one or more of these factors, the market price of our common stock could decline and cause you to lose all or a portion of your investment.
We may invest or spend the net proceeds from the sale of our common stock under the sales agreement in ways with which you may not agree or in ways that may not earn a profit.
We intend to use the net proceeds from the sale of our common stock under the sales agreement, if any, for general corporate purposes, including, but not limited to, financing of capital expenditures, repayment or refinancing of outstanding debt, financing acquisitions or investments, financing other business opportunities, share repurchases, including from insider / affiliate shareholders and general working capital purposes. However, we have not determined the specific use of the net proceeds from the issuances and sales of our common stock contemplated by this prospectus supplement. Our management will have broad discretion over the use and investment of any sales, and, accordingly, investors will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment.

Future sales or the availability for sale of substantial amounts of our common stock in the public market could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through future sales of, or pay for acquisitions using, equity securities.
We may issue shares of our common stock or other securities from time to time as consideration for future acquisitions and investments and pursuant to compensation and incentive plans. If any such acquisition or investment is significant, the number of shares of our common stock, or the number or aggregate principal amount (as the case may be) of other securities that we may issue, may in turn be substantial. We may also grant registration rights covering those shares of our common stock or other securities issued in connection with any such acquisitions and investments.
We cannot predict the size of future issuances of our common stock or the effect, if any, that future issuances and sales of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock (including common stock issued in connection with an acquisition or compensation or incentive plan), or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock. If the price per share at which we sell additional shares of our common stock or related securities in future transactions is less than the price per share in this offering, then investors who purchase our common stock in this offering will suffer a dilution of their investment.
If you purchase the common stock sold in any issuance and sale of our common stock contemplated by this prospectus supplement, you may experience dilution as a result of other sales in this offering and future equity issuances.
        Because we may issue shares in future equity offerings, the issuance of such additional shares of our common stock could be dilutive to shareholders, including purchasers in this offering, if they do not invest in future offerings.
SEC regulations limit the amount of funds we can raise during any 12-month period pursuant to our shelf registration statement on Form S-3.

SEC regulations limit the amount that companies with a public float of less than $75 million may raise during any 12-month period pursuant to a shelf registration statement on Form S-3. We are currently limited by the Baby Shelf Limitation, and we may not sell securities in a primary offering with a value exceeding more than one-third of our public float in any 12-month period for so long as our public float remains below $75,000,000, as measured in accordance with the Baby Shelf Limitation.

USE OF PROCEEDS
We intend to use the net proceeds from this offering, after deducting the sales agent’s commission and our offering expenses, for general corporate purposes, including, but not limited to, financing of capital expenditures, repayment or refinancing of outstanding debt, financing acquisitions or investments, financing other business opportunities, share repurchases, including from insider / affiliate shareholders and general working capital purposes.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following is a summary of the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our common stock by a non-U.S. holder (as defined below) that purchases our common stock pursuant to this offering and holds our common stock as a “capital asset” (generally property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.
This summary does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not address the impact of the Medicare surtax on certain net investment income, U.S. federal estate or gift tax laws, or any other U.S. federal tax laws other than certain U.S. federal income tax laws, any state, local or non-U.S. tax laws or any tax treaties. This summary also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:
•banks, insurance companies or other financial institutions;
•tax-exempt or governmental organizations;
•qualified foreign pension funds (or any entities all of the interests of which are held by a qualified foreign pension fund);
•brokers, dealers or traders in securities, commodities or foreign currencies;
•dealers or traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;
•persons subject to the alternative minimum tax;
•S corporations, partnerships or other pass-through entities or arrangements classified as partnerships for U.S. federal income tax purposes or holders of interests therein;
•real estate investment trusts or regulated investment companies;
•persons whose functional currency for U.S. federal income tax purposes is not the U.S. Dollar;
•controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax;
•persons required to accelerate the recognition of any item of gross income with respect to our common stock as a result of such income being recognized on an applicable financial statement;
•persons that own, or are deemed to own, more than five percent (5%) of our common stock (except to the extent specifically set forth below);
•persons deemed to sell our common stock under the constructive sale provisions of the Code;
•persons that acquired our common stock through the exercise of employee options or otherwise as compensation or through a tax-qualified retirement plan;
•persons holding our common shares in connection with a trade or business, permanent establishment, or fixed base outside of the United States;
•U.S. expatriates and certain former citizens or long-term residents of the United States; and
•persons that hold our common stock as part of a straddle, wash sale, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction, or persons entering into a constructive sale with respect to common shares.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME AND OTHER TAX LAWS TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Non-U.S. Holder Defined
For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock that are not for U.S. federal income tax purposes a partnership or any of the following:
•an individual who is a citizen or resident of the United States;
•a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of our common stock to consult their own tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of our common stock by such partnership.
Distributions
We do not expect to pay any distributions on our common stock in the foreseeable future. However, in the event we do make distributions of cash or other property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the non-U.S. holder’s tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock. See “—Gain on Disposition of Common Stock.” Subject to the withholding requirements under FATCA (as defined below) and with respect to effectively connected dividends, each of which is discussed below, any distribution made to a non-U.S. holder on our common stock generally will be subject to U.S. withholding tax at a rate of thirty percent (30%) of the gross amount of the distribution unless an applicable income tax treaty provides for a lower rate. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with a properly executed original and unexpired IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate. This certification generally must be provided before the payment of dividends and generally must be updated periodically. For payments made to a foreign partnership or other pass-through entity, the certification requirements generally apply to the partners or other owners rather than to the partnership or other entity, and the partnership or other entity must provide the partners’ or other owners’ documentation to the applicable withholding agent. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS.
Dividends paid to a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code). Such effectively connected dividends will not be subject to U.S. withholding tax if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent a properly executed original and unexpired IRS Form W-8ECI certifying eligibility for exemption. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a thirty percent (30%) rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.
Gain on Disposition of Common Stock
Subject to the discussion below under “—Additional Withholding Requirements under FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:
•the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;
•the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if an income tax treaty is applicable, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States); or
•our common stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes (which, pursuant to the discussion below, we believe we are not a USRPHC at the present time) and as a result such gain is treated as effectively connected with a trade or business conducted by the non-U.S. holder in the United States.
A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30 percent (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses of the non-U.S. holder, if any.
A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code) unless an applicable income tax treaty provides otherwise. If the non-U.S. holder is a corporation, it may also be subject to a branch profits tax (at a thirty percent (30%) rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such gain.
Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds fifty percent (50%) of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that currently we are not and expect not to be for the foreseeable future, a USRPHC for U.S. federal income tax purposes. Notwithstanding this good faith determination, if we were a USRPHC, as long as our common stock continues to be “regularly traded on an established securities market,” only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for the common stock, more than five percent (5%) of our common stock will be taxable on gain realized on the disposition of our common stock as a result of our status as a USRPHC. If our common stock were not considered to be regularly traded on an established securities market and we were a USRPHC, such holder (regardless of the percentage of stock owned) would be treated as disposing of a United States real property interest and would be subject to U.S. federal income tax on a taxable disposition of our common stock (as described in the preceding paragraph), and a 15 percent (15%) withholding tax would apply to the gross proceeds from such disposition.
Non-U.S. holders should consult their own tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common stock.
Backup Withholding and Information Reporting
The gross amount of any distributions paid to a non-U.S. holder, and the tax withheld, if any, with respect to such distributions, must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established. Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).
Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our common stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate which currently is 24%) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our common stock effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the non-U.S. holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our common stock effected outside the United States by such a broker if it has certain relationships within the United States.
Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.
The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a non-U.S. holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each non-U.S. holder should consult its own tax advisors regarding the information reporting and backup withholding rules.
Additional Withholding Requirements under FATCA
Sections 1471 through 1474 of the Code, and the Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a thirty percent (30%) withholding tax on any dividends paid on our common stock and, subject to the discussion of certain proposed U.S. Treasury regulations below, on the gross proceeds from a disposition of our common stock, in each case if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes.
The U.S. Treasury recently released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our common stock. In its preamble to such proposed regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. There can be no assurance that final regulations would provide an exemption from the FATCA withholding tax for gross proceeds.
THE FOREGOING DISCUSSION DOES NOT COVER ALL U.S. TAX MATTERS THAT MAY BE IMPORTANT TO NON-U.S. HOLDERS. PROSPECTIVE NON-U.S. HOLDERS ARE STRONGLY ENCOURAGED TO CONSULT THEIR TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCE.

PLAN OF DISTRIBUTION
We have entered into the sales agreement with Johnson Rice & Company L.L.C. (“Johnson Rice”) under which we may issue and sell common stock of the Company having an aggregate gross sales price of up to $16,274,617 from time to time through Johnson Rice acting as sales agent. The sales agreement has been filed as an exhibit to a Current Report on Form 8-K under the Exchange Act and incorporated by reference in this prospectus supplement.
Pursuant to the sales agreement, shares of common stock may be offered and sold by any lawful method deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including without limitation by ordinary brokers’ transactions through the facilities of the NASDAQ Stock Market LLC, to or through a market maker or directly on or through an electronic communications network, at market prices prevailing at the time of sale, at prices related to prevailing market prices.
Upon its acceptance of written instructions from us, the sales agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, to sell our common stock under the terms and subject to the conditions set forth in the sales agreement. We may instruct the sales agent not to sell common stock if the sales cannot be effected at or above the price designated by us in any instruction. We or the sales agent may suspend any sale of common stock at any time upon proper notice and subject to other conditions. The obligation of the sales agent under the sales agreement to sell common stock pursuant to our instructions is subject to a number of conditions, which the sales agent reserves the right to waive in its sole discretion.
            We will pay commissions to the sales agent, in cash, for its services in acting as sales agent in the sale of our common stock. The sales agent will be entitled to up to 3% of the gross sales price of the shares of common stock sold through it as our sales agent under the sales agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We also have agreed to reimburse the sales agent for certain specified expenses, including certain fees and disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding compensation payable to the sales agent under the terms of the sales agreement, will be approximately $75,000.
            Settlement for sales of our common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the sales agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
            In connection with the sale of our common stock by the sales agent on our behalf, the sales agent will be deemed to be “underwriters” within the meaning of the Securities Act and the compensation of the sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agent against certain civil liabilities, including liabilities under the Securities Act.
We will report at least quarterly in our SEC filings: (1) the number of shares of common stock sold by or through the sales agent under the sales agreement, (2) the net proceeds received by us, and (3) the compensation paid by us with respect to such common stock sold during the period that corresponds to such reports.
           The issuances and sales of our common stock pursuant to the sales agreement will terminate upon the earlier of the sale of all shares of our common stock subject to the sales agreement or termination of the sales agreement as permitted therein.
The sales agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. The sales agent will not engage in any transactions that stabilize our common stock.
This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by the sales agent, and the sales agent may distribute this prospectus supplement and the accompanying base prospectus electronically.
Other Relationships
                The sales agent may in the future provide various investment banking and other financial services for us and our affiliates, which may include securities trading, investment banking, financial advisory, investment research, financing and brokerage activities. The sales agent has engaged in, and may in the future engage in, investment banking and other brokerage activities with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these engagements.

Transfer Agent and Registrar
Computershare Trust Company, N.A. is the registrar and transfer agent for our common stock.
No Public Offering Outside of the United States
            Other than in the United States, no action has been taken by us or the sales agent that would permit a public offering of the securities offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying base prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying base prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying base prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying base prospectus. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS
Certain legal matters in connection with the common stock offered hereby will be passed upon by Holland & Knight LLP, Dallas, Texas and Houston, Texas and Joel Bernstein, attorney at law, Boca Raton, Florida, as our counsel. Certain legal matters in connection with the common stock offered hereby may be passed upon for the sales agent by Baker & Hostetler LLP, Houston, Texas.
EXPERTS
The consolidated financial statements as of December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021, incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of Ham, Langston & Brezina LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Common Stock

Johnson Rice & Company L.L.C.

Prospectus Supplement
December 16, 2022

PROSPECTUS

Stabilis Solutions, Inc.
Common Stock
Preferred Stock
Warrants
We may offer and sell from time to time up to an aggregate, together or separately, $100,000,000 of:
•shares of our common stock, par value $0.001 per share;
•shares of our preferred stock, par value $0.001 per share;
•warrants to purchase shares of our common stock and shares of our preferred stock
The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $100,000,000.
The common stock, the preferred stock, and the warrants collectively are referred to in this prospectus as the "securities".
We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. We may offer and sell these securities on a continuous or delayed basis through agents, through underwriters or dealers or directly to one or more purchasers, including existing stockholders. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.
We are subject to General Instruction I.B.6 of Form S-3, which limits the amounts that we may sell under the registration statement of which this prospectus forms a part. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period if our public float, measured in accordance with such instruction, remains below $75.0 million. As of April 8, 2022, the aggregate market value of our Common Stock held by non-affiliates, or the public float, is approximately $26.5 million, which was calculated based on 4.7 million shares of our outstanding Common Stock held by non-affiliates as of April 8, 2022, at a price of $5.67 per share, which was the closing price of our Common Stock on The Nasdaq Stock Market LLC, on April 8, 2022. As of the date of this prospectus, we have not sold any of our securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Our common stock is traded on The Nasdaq Stock Market LLC under the symbol “SLNG.” We will provide information in the related prospectus supplement for the trading market, if any, for any other securities that may be offered. On April 8, 2022, the closing price of our common stock on the The Nasdaq Stock Market LLC was $5.67 per share.
________________________
Investing in our securities involves risks. You should carefully consider the risk factors described under “Risk Factors” on page 2 of this prospectus, the "Summary Risk Factors" of this prospectus and risk factors in the applicable prospectus supplement or any of the documents we incorporate by reference before you make an investment in our securities
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
This prospectus may not be used without a prospectus supplement.
________________________
The date of this prospectus is April 26, 2022

We have not authorized any dealer, salesman or other person to provide you with information other than the information contained in this prospectus. We can take no responsibility for, and can provide no assurances as to the reliability of, any information that others may give you. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the common stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of the prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”
Certain amounts and percentages included in this prospectus have been rounded. Accordingly, in certain instances, the sum of the numbers in a column of a table may not exactly equal the total figure for that column.
The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, government publications and other published independent sources. Although we believe these third-party sources are reliable as of their respective dates, we have not independently verified the accuracy or completeness of this information. Some data is also based on our good faith estimates. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these publications.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the “SEC” using a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell up to $100,000,000 in total aggregate offering price of any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of us and the securities offered under this prospectus. Each time we sell securities with this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information in this prospectus. Before you invest in our securities, you should carefully read this prospectus and any prospectus supplement and the additional information described under the heading “Where You Can Find More Information.”
To the extent information in this prospectus is inconsistent with information contained in a prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” and any additional information that you may need to make your investment decision.
We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus and any prospectus supplement is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction.
You should not assume that the information contained in this prospectus or any prospectus supplement, as well as the information that we have previously filed with the SEC that is incorporated by reference into this prospectus or any prospectus supplement, is accurate as of any date other than the date of such document.
Unless the context requires otherwise or unless stated otherwise, references to the “Company,” “Stabilis,” “we,” “our” and “us” refer to Stabilis Solutions, Inc. and its subsidiaries on a consolidated basis.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein include statements that constitute forward-looking statements within the meaning of the federal securities laws. These statements are subject to risks and uncertainties. These statements may relate to, but are not limited to, information or assumptions about us, our capital and other expenditures, dividends, financing plans, capital structure, cash flow, our recent business combination, pending legal and regulatory proceedings and claims, including environmental matters, future economic performance, operating income, cost savings, and management’s plans, strategies, goals and objectives for future operations and growth. These forward-looking statements generally are accompanied by words such as “intend,” “anticipate,” “believe,” “estimate,” “expect,” “should,” “seek,” “project,” “plan” or similar expressions. Any statement that is not a historical fact is a forward-looking statement. It should be understood that these forward-looking statements are necessarily estimates reflecting the best judgment of senior management, not guarantees of future performance. They are subject to a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” included in this prospectus and the documents incorporated by reference herein as described under the heading “Incorporation by Reference.”
Forward-looking statements represent intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. In addition to the risk factors and other cautionary statements described under the heading “Risk Factors” included in the documents incorporated by reference herein, the factors include:
SUMMARY RISK FACTORS
Risks Relating to Our Business and Industry
•We may not be able to implement our business strategy;
•Our business may require additional funding from various sources, which may be on unfavorable terms;
•We may not be profitable for an indeterminate period of time;
•The loss of a significant customer could adversely affect our operating results;
•We could be materially and adversely affected if any customer fails to perform its contractual obligations;
•Any failure to perform by our counterparties under agreements may adversely affect our operating results, liquidity and access to financing;
•Our customer contracts are subject to termination under certain circumstances;
•Cyclical or other changes in the demand for and price of LNG and natural gas may adversely affect us;
•Failure to maintain sufficient working capital could limit our growth and harm our business;
•Operation of our LNG infrastructure, plants and other assets involves particular, significant risks;
•Climate change may increase the frequency and severity of weather events and other natural disasters that could result in an interruption of our operations, a delay in the completion of future facilities, or delays in payments from our customers;
•Our insurance may be insufficient to cover losses that may occur to our property or result from our operations;
•Our energy-related infrastructure is subject to operational, regulatory, environmental, political, legal and economic risks;
•We are relying on third party contractors to operate our business and execute our strategy;

•We may not be able to purchase or receive physical delivery of natural gas in sufficient quantities and/or at economically attractive prices to satisfy our delivery obligations;
•Changes in legislation and regulations could have a material adverse impact on our business, results of operations, financial condition, liquidity and prospects;
•We face competition in the LNG industry which is intense, and some of our competitors have greater financial, technological and other resources than we currently possess;
•Failure of LNG to be a competitive source of energy in the markets in which we operate, and seek to operate, could adversely affect our expansion strategy;
•Our lack of diversification could have an adverse effect on our business, operating results, liquidity and prospects;
•Our risk management strategies cannot eliminate all LNG price and supply risks; any non-compliance with our risk management strategies could result in significant financial losses;
•We may experience increased labor costs, and the unavailability of skilled workers or failure to attract and retain qualified personnel could adversely affect us;
•We may incur impairments to goodwill or long-lived assets;
•A major health and safety incident involving LNG or within the energy industry may lead to more stringent regulation of LNG operations or the energy business generally, resulting in difficulties in obtaining permits, on favorable terms, and may otherwise lead to significant liabilities and reputational damage;
•Failure to obtain and maintain permits, approvals and authorizations from governmental and regulatory agencies could impede operations and could have a material adverse effect on us;
•Existing and future environmental, health and safety laws and regulations could result in increased compliance costs or additional operating costs or construction costs and restrictions;
•Environmental, social, and governance (“ESG”) goals, programs, and reporting may impact our access to capital;
•Our Chinese Joint Venture, BOMAY, has a limited life and is subject to risk that it may not be renewed;
•We have operations and investment in foreign countries and we could experience losses from foreign economies as well as unexpected operating, financial, political or cultural factors; and
•Our ability to maintain our liquidity may be materially and adversely affected if we are unable to access the capital markets or if any significant customer fails to perform its contractual obligations for any reason.
Risks Inherent in an Investment in Us
•Investment in us is speculative, and our common stock is thinly traded with a limited market and volatile;
•We may continue to incur losses and may never achieve profitability;
•Our Company may need substantial additional funding or we may be compelled to delay, reduce or eliminate portions of our existing business operations and development efforts;
•Raising additional capital may cause dilution to our stockholders or restrict our operations;
•Casey Crenshaw has voting control over our Company, and we may have conflicts of interest arising out of transactions with parties related to Casey Crenshaw;
•Provisions in our corporate charter documents and under Florida law could make an acquisition of the Company, which may be beneficial to its stockholders, more difficult and prevent attempts by our stockholders to replace or remove our current management;
•We do not anticipate that we will pay any cash dividends in the foreseeable future;

•Our present and future success depends on key members of our management team and certain employees and our ability to retain such key members, the loss of any of whom could disrupt our business operations; and
•Our success will depend on pre-existing relationships with third parties; any adverse changes in these relationships could adversely affect our business, financial condition or results of operations.
Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements contained herein or the documents incorporated by reference herein. Any forward-looking statements made by us in this prospectus or documents incorporated by reference herein speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. All forward-looking statements included in this prospectus or the documents incorporated by reference herein are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.
We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.
In this prospectus or the documents incorporated by reference herein, we may rely on and refer to information from market research reports, analyst reports and other publicly available information. Although we believe that this information is reliable, we cannot guarantee the accuracy and completeness of this information, and we have not independently verified it.
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STABILIS SOLUTIONS, INC.
We are an energy transition company that provides turnkey clean energy production, storage, transportation and fueling solutions primarily using liquefied natural gas (“LNG”) to multiple end markets across North America. We have safely delivered over 360 million gallons of LNG through more than 36,000 truck deliveries during our 17-year operating history, which we believe makes us one of the largest and most experienced small-scale LNG providers in North America. We define “small-scale” LNG production to include liquefiers that produce less than 1,000,000 LNG gallons per day and “small-scale” LNG distribution to include distribution by trailer or tank container up to 15,000 LNG gallons or marine vessels that carry less than 8,000,000 LNG gallons. We provide LNG solutions to customers in diverse end markets, including aerospace, agriculture, industrial, utility, pipeline, mining, energy, remote clean power, and high horsepower transportation markets. Our customers use LNG as a partner fuel for renewable energy, and as an alternative to traditional fuel sources, such as distillate fuel oil and propane, to reduce harmful environmental emissions and lower fuel costs. Our customers also use LNG as a “virtual pipeline” solution when natural gas pipelines are not available or are curtailed. We also have the capability, knowledge and expertise to deliver other clean energy fuels still in commercial development such as hydrogen, renewable natural gas and synthetic natural gas.
We also provide electrical switch-gear, generator and instrumentation construction, installation and service to the marine, power generation, oil and gas, and broad industrial market segments in Brazil. Our products are used to safely distribute and control the flow of electricity from a power generation source to mechanical devices utilizing the power. We also offer a range of electrical and instrumentation turnarounds, maintenance and renovation projects.
Additionally, we have a 40% interest in our Chinese joint venture, BOMAY Electric Industries, Inc (“BOMAY”) which builds power and control systems for the energy industry in China.
Our Industry
LNG can be used to deliver natural gas to locations where pipeline service is not available, has been interrupted, or needs to be supplemented. LNG can also be used to replace a variety of alternative fuels, including distillate fuel oil (including diesel fuel and other fuel oils) and propane, among others to provide both environmental and economic benefits. We believe that these alternative fuel markets are large and provide significant opportunities for LNG substitution.
In addition, other clean energy solutions such as hydrogen will play an increasingly important role in the energy transition as clean energy initiatives increase globally.
We believe that LNG as well as other clean energy solutions will provide an important balance between environmental sustainability, security and accessibility, and economic viability and will play a key role in the energy transition.
Principal Executive Offices
Our principal executive offices is located at 11750 Katy Freeway, Suite 900, Houston, Texas 77079. Our telephone number is 832-456-6500 and our website address is www.stabilis-solutions.com. Information contained on our website does not constitute a part of this prospectus.

RISK FACTORS
An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q, any subsequently filed Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. Any of these risks and uncertainties could have a material adverse effect on our business, financial condition, cash flows and results of operations. If that occurs, the trading price of our securities could decline materially and you could lose all or part of your investment. The risks described in the Annual Report are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition and/or operating results. Past financial and operational performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section above entitled “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds (after the payment of any offering expenses and/or underwriting discounts and commissions) from the sale of the securities offered by this prospectus and any prospectus supplement for our general corporate purposes, which may include debt repayment, future acquisitions, capital expenditures and additions to working capital.
Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in a prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

DESCRIPTION OF CAPITAL STOCK
Common Stock
We are authorized to issue 37,500,000 shares of common stock, $.001 par value of which 18,192,602 shares are outstanding as of April 8, 2022. The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of our common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of our common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are fully paid and non-assessable.
Dividend Policy
We have not paid any dividends on our common stock in either of the last two years and we do not currently anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all future earnings to fund the development and growth of our business. Any future determination relating to our dividend policy will be at the discretion of our Board of Directors and will depend on our results of operations, financial condition, capital requirements and other factors deemed relevant by our Board of Directors.
Preferred Stock
Our Board of Directors has the authority, without stockholder approval, to issue up to 1,000,000 shares of Preferred Stock, $.001 par value. The authorized Preferred Stock may be issued by the Board of Directors in one or more series and with the rights, privileges and limitations of the Preferred Stock determined by the Board of Directors. The rights, preferences, powers and limitations of different series of Preferred Stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, and other matters. As of the date of this prospectus, we have no Preferred Stock outstanding.
Stock Options, Incentive Awards and Warrants
We are authorized to issue stock options and other forms of equity compensation under our 2019 Long Term Incentive Plan.
As of the date of this prospectus, the Company had 465,781 Restricted Stock Units outstanding. We had 2,074,505 outstanding Stock Options to purchase the Company's common stock as follows:

Date of Issuance	No. of Options	Exercise Price	Expiration Date
Aug. 23, 2021	1,300,000	$ 10.00	August 23, 2031
Feb. 18, 2022	774,505	$ 6.00	February 18, 2032
The Company had Warrants to purchase 62,500 shares of our common stock as follows:

Date of Issuance	No. of Warrants	Exercise Price	Expiration Date
Nov. 13, 2017	62,500	$ 18.08	November 13, 2022

The 2017 Warrants were issued to an unaffiliated entity to purchase 62,500 shares of our common stock, in consideration of an amendment, to a senior secured term loan made by the entity. The warrants were not offered publicly, but only to the lender of the senior secured term loan.
Registration Rights
We agreed to provide certain registration rights to certain holders of our common stock pursuant to the terms of the agreements filed as Exhibits 4.2, 4.3, 4.4 and 4.5 to the registration statement of which this Prospectus forms a part.
Anti-Takeover Effects of Provisions of Florida Law and Our Articles of Incorporation and Bylaws
Our articles of incorporation and bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of the Company unless such takeover or change in control is approved by the board of directors. These provisions include:
No Cumulative Voting
Under Florida law, the right to vote cumulatively does not exist unless the articles of incorporation specifically authorizes cumulative voting. Our articles of incorporation does not grant shareholders the right to vote cumulatively.
Blank Check Preferred Stock
The availability of the 1,000,000 authorized preferred stock for issuance under our articles of incorporation provides the board of directors with flexibility in addressing corporate issues that may arise. Having these authorized shares available for issuance allows the Company to issue shares of preferred stock without the expense and delay of a special shareholders’ meeting. The authorized shares of preferred stock will be available for issuance without further action by the Company’s shareholders, with the exception of any actions required by applicable law or the rules of any stock exchange on which our securities may be listed. The board of directors has the power, subject to applicable law, to issue classes or series of preferred stock that could, depending on the terms of the class or series, impede the completion of a merger, tender offer or other takeover attempt.
Advance Notice Procedure
Our bylaws provide an advance notice procedure for stockholders to nominate director candidates for election or to bring business before an annual meeting of stockholders, including proposed nominations of persons for election to the board of directors.
Our bylaws provide that as to the notice of stockholder proposals of business to be brought at the annual meeting of stockholders, notice must be delivered to our corporate secretary not later than the close of business on the 60th day and not earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (or if the date of the annual meeting is more than 30 days before or 60 days after such anniversary date, such notice must be so received not earlier than the close of business on the 90th day and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which the notice of the date of the annual meeting was mailed or public disclosure thereof was made). The procedures set forth in our bylaws for business to be properly brought before an annual meeting by a stockholder are in addition to, and not in lieu of, the requirements set forth in Rule 14a-8 under Section 14 of the Securities Exchange Act of 1934, as amended.
Nominations for the election of Directors may be made by any stockholder of record entitled to vote for the election of Directors at an annual or special meeting of stockholders; provided, however, that a stockholder may nominate persons for election as Directors only if written notice of such stockholder’s intention to make such nominations is received by the Secretary not later than (i) with respect to an election to be held at an annual meeting of stockholders, not later than the close of business on the 60th day and not earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (or if the date of the annual meeting is more than 30 days before or 60 days after such anniversary date, such notice must be so received not earlier than the close of business on the 90th day and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure thereof was made) and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the seventh business day following the date on which notice of such meeting is first given to stockholders. Any such stockholder’s notice shall set forth (a) the name and address of the stockholder who intends to make a nomination; (b) a representation that the stockholder is entitled to vote at such meeting and a statement of the number of shares of the corporation that are beneficially owned by the stockholder; (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) as to each person the stockholder proposes to nominate for election or re-election as a Director, the name and address of such person and such other information regarding such nominee as would be required in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such nominee been nominated by the Board, and a description of any arrangements or understandings, between the stockholder and such nominee and any other persons (including their names), pursuant to which the nomination is to be made; and (e) the consent of each such nominee to serve as a Director if elected.
Section 607.0901 of the Florida Statutes
We are subject to Section 607.0901 of the Florida Statutes. In general, Section 607.0901 regulates certain transactions between a corporation and an “interested shareholder,” one who beneficially owns more than ten percent of the corporation’s outstanding voting shares. The statute provides significant protection to minority shareholders by assuring that the transactions covered by the statute are either (a) procedurally fair (i.e., the transaction is approved by disinterested directors or disinterested shareholders) or (b) substantively fair (i.e., result in a fair price to the shareholders).
Section 607.0902 of the Florida Statutes
We are subject to Section 607.0902 of the Florida Statutes. In general, Section 607.0902 focuses on the acquisition of “control shares” in an issuing public corporation. When control shares are acquired in a “control share acquisition,” the shares do not have voting rights. Voting rights may be restored only if the bidder files an acquiring person statement and requests a shareholder meeting to vote on whether the bidder’s shares should be accorded voting rights. Voting rights are restored only to the extent approved by the disinterested shareholders (which excludes both the bidder and management shareholders). Alternatively, the bidder’s shares will have voting rights if the acquisition is approved by the target company’s board of directors. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Listing
Our common stock is traded on The Nasdaq Stock Market LLC under the symbol “SLNG.”

DESCRIPTION OF WARRANTS
Description of Warrants
We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with other securities and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.
Stock Warrants
The prospectus supplement relating to a particular issue of warrants to purchase common stock or preferred stock will describe the terms of the common stock warrants and preferred stock warrants, including the following:
•the title of the warrants;
•the offering price for the warrants, if any;
•the aggregate number of the warrants;
•the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;
•if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;
•if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;
•the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;
•the dates on which the right to exercise the warrants will commence and expire;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•if applicable, a discussion of material U.S. federal income tax considerations;
•anti-dilution provisions of the warrants, if any;
•redemption or call provisions, if any, applicable to the warrants;
•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and
•any other information we think is important about the warrants.
Exercise of Warrants
Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the shares of preferred stock or common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.
Until you exercise your warrants to purchase our preferred stock or common stock, you will not have any rights as a holder of our preferred stock or common stock, as the case may be, by virtue of your ownership of warrants.

PLAN OF DISTRIBUTION
We may sell the securities being offered hereby in one or more of the following ways from time to time:
•through agents to the public or to investors;
•to one or more underwriters for resale to the public or to investors;
•in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•directly to investors; or
•through a combination of these methods of sale.
We will set forth in a prospectus supplement the terms of an offering of shares of our securities, including.
•the name or names of any agents or underwriters;
•the purchase price of the securities being offered and the proceeds we will receive from the sale;
•any over-allotment options under which underwriters may purchase additional securities from us;
•any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•the public offering price; and
•any discounts or concessions allowed or re-allowed or paid to dealers.
We may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. We, or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the Form of underwriting discounts or commissions, in connection with the sale of securities. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the Form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a “best efforts” basis and a dealer will purchase securities as a principal, and may then resell the common stock at varying prices to be determined by the dealer.
We will describe in the applicable prospectus supplement any compensation we will pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. The dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act and to reimburse these persons for certain expenses. We may grant underwriters who participate in the distribution of securities we are offering under this prospectus an option to purchase additional shares to cover over-allotments, if any, in connection with the distribution.
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-

allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

LEGAL MATTERS
Certain legal matters in connection with our common stock offered hereby will be passed upon for us by Holland & Knight LLP, Dallas and Houston, Texas and Joel Bernstein, attorney at law, Boca Raton, Florida. Any underwriter or agent will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS
The consolidated financial statements of Stabilis Solutions, Inc. incorporated in this Prospectus, by reference to the Annual Report on Form 10-K for the year ended December 31, 2021, have been so incorporated in reliance on the report of Ham, Langston and Brezina, L.L.P., an independent registered public accounting firm, given upon their authority as experts in auditing and accounting.

INCORPORATION BY REFERENCE
We are incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to the documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), excluding any information in those documents that is deemed by the rules of the SEC to be furnished not filed, until all offerings under the registration statement are completed :
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 10, 2022; and
•the description of our shares of common stock contained in Exhibit 4.5 filed with our Annual Report on Form 10-K for the year ended December 31, 2021, including any amendment or report filed for the purpose of updating such description.
These reports contain important information about us, our financial condition and our results of operations. All future documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents that we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and until all offerings under this registration statement are terminated shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
WHERE YOU CAN FIND MORE INFORMATION
The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. You may request a copy of these filings, which we will provide to you at no cost, by writing or telephoning us at the following address and telephone number:
Stabilis Solutions, Inc.
Attention: Corporate Secretary
11750 Katy Freeway, Suite 900
Houston, Texas 77079
832-456-6500

Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.